SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 14, 2015

Vertical Computer Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28685	65-0393635
(Commission File Number)	(I.R.S. Employer Identification No.)

101 West Renner Road, Suite 300 Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)

(972) 437-5200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note

On January 20, 2014, Vertical Computer Systems, Inc.. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to, among other things, report events pertaining to its patents. The Company is filing this Current Report on Form 8-K/A to amend the Original 8-K to correct certain references concerning U.S. Patent No. 6,826,744 and certain continuation patents.

ITEM 8.01 OTHER EVENTS.

On January 14, 2015, Vertical Computer Systems, Inc., (the “Company”) received notice from the United States Patent and Trademark Office (the “USPTO”) that a continuation patent would be issued by the USPTO on February 3, 2015. The continuation patent will be issued as United States (“U.S.”) Patent No. 8,949,780 and is a continuation of U.S. Patent No. 7,716,629, which is a continuation patent of U.S. Patent No. 6,826,744.Collectively, they form the underlying patents (the “Patents”) under the Company’s SiteFlash™ and SiteFlash-derived products

In addition, the Company has retained the law firm of Davidoff Hutcher & Citron LLP on a contingency basis to act in connection with the licensing of the Patents,

Collectively, these Patents are a system and method for generating computer applications in an arbitrary object framework. The method separates content, form, and function of the computer application so that each may be accessed or modified separately. The method includes creating arbitrary objects, managing the arbitrary objects throughout their life cycle in an object library, and deploying the arbitrary objects in a design framework for use in complex computer applications.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Computer Systems, Inc.
(Registrant)

Date: January 21, 2015	By: /s/ Richard Wade
Richard Wade
President/CEO